As filed with the Securities and Exchange Commission May 28, 1999
File No. 333-71091

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                         Amendment No. 1

               IBF VI - PARTICIPATING INCOME FUND
     (Exact name of registrant as specified in its charter)

           Delaware                         52-2139510
(State or Other Jurisdiction of           (IRS Employer
Incorporation or Organization)         Identification No.)

                  1733 Connecticut Avenue, N.W.
                      Washington, DC  20009
                         (202) 588-7500
(Address and telephone number of registrant's principal offices)

                        Simon A. Hershon
               IBF VI - Participating Income Fund
                  1733 Connecticut Avenue, N.W.
                      Washington, DC  20009
                         (202) 588-7500
    (Name, address and telephone number of agent for service)

                           Copies to:
                      Mark E. Lehman, Esq.
                  Lehman, Jensen & Donahue, L.C
                   8 East Broadway, Suite 620
                 Salt Lake City, UT  84111-2204
                         (801) 532-7858
                       (801) 363-1715 fax

Approximate date of commencement of proposed sale to the  public:
As soon as practicable after the Registration Statement becomes effective.

The securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                 CALCULATION OF REGISTRATION FEE

 Title of each class of   Amount to be    Proposed        Proposed    Amount of
    securities to be      Registered       maximum         maximum  registration
       registered                       offering price    aggregate      fee
                                        per certificate    price

10% Income Participating  $50,000,000       100%         $50,000,000  $13,900.00
 Notes, Class A

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          Cross-Reference Sheet Pursuant to Rule 404(a)

     Cross-reference between Items of Part I of Form SB-2 and the prospectus filed by the above Company as part of the registration statement.

Registration Statement Item              Prospectus Heading
  Number and Heading

1.  Front of Registration Statement and
    Outside Front Cover of Prospectus        FRONT COVER

2.  Inside Front and Outside Back Cover    INSIDE FRONT COVER and
    Pages of Prospectus                     OUTSIDE BACK COVER

3.  Summary Information and Risk Factors   PROSPECTUS SUMMARY and
                                                RISK FACTORS

4.  Use of Proceeds                           USE OF PROCEEDS

5.  Determination of Offering Price           NOT APPLICABLE

6.  Dilution                                  NOT APPLICABLE

7.  Selling Security Holders                  NOT APPLICABLE

8.  Plan of Distribution                   PLAN OF DISTRIBUTION

9.  Legal Proceedings                              BUSINESS

10. Directors, Executive Officers,
    Promoters, and Control Persons                MANAGEMENT

11. Security Ownership of Certain             PROSPECTUS SUMMARY
    Beneficial Owners and Management            AND MANAGEMENT

12. Description of Securities              DESCRIPTION OF THE NOTES

13. Interest of Named Experts and
    Counsel                                EXPERTS and LEGAL MATTERS

14. Disclosure of Commission Position        PLAN OF DISTRIBUTION
    on Indemnification for Securities
    Act Liabilities

15. Organization Within Five Years           PROSPECTUS SUMMARY and
                                                     BUSINESS

16. Description of Business                          BUSINESS

17. Management's Discussion and Analysis        PLAN OF OPERATION
    or Plan of Operation

18. Description of Property                          BUSINESS

19. Certain Relationships and Related       CERTAIN RELATIONSHIPS AND
    Transactions                               RELATED TRANSACTIONS

20. Market For Common Equity                      NOT APPLICABLE
    and Related Stockholder Matters

21. Executive Compensation                          MANAGEMENT

22. Financial Statements                      FINANCIAL STATEMENTS

23. Changes in and Disagreements with             NOT APPLICABLE
    Accountants on Accounting and
    Financial Disclosure

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS                                               [LOGO]

                           $50,000,000
               IBF VI - PARTICIPATING INCOME FUND
             CLASS A 10% INCOME PARTICIPATING NOTES

     IBF VI - Participating Income Fund is offering its Class A 10% Income Participating Notes. In addition to fixed interest, you may receive annually additional interest on the notes payable only out of 5% of the net income of IBF VI. Notes purchased in 1999 are due December 31, 2005, and notes purchased in 2000 are due December 31, 2006. IBF VI has no arrangement with any broker or market-maker for establishing a public market for the notes. Consequently, a public market for the notes may not develop. See "Description of the Notes."

     See "Risk Factors" beginning on page 6 for certain information you should consider before you purchase notes.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                            Price To      Sales     Proceeds To
                             Public     Commission    Company

Per Note                         100%        8.0%           92%
Minimum                      $500,000     $40,000      $460,000
Maximum                    $50,000,000  $4,000,000  $46,000,000

     Coleman & Company Securities, Inc., of New York, New York, which is an affiliate of IBF VI, is the dealer-manager for the offering. The Dealer-Manager will organize a selling group consisting of selected dealers. It is expected that the notes will be sold primarily through the selected dealers.
Underwriting compensation consists of an eight percent sales commission, 2.5 percent of the annual net income of IBF VI, a one percent non-accountable expense allowance, and reimbursement for certain expenses. See "Plan of Distribution."

     The offering is made on a best efforts, $500,000 minimum, $50,000,000 maximum basis. If less than $500,000 of notes are sold within three months following the date of this prospectus (unless extended by IBF VI and Coleman for an additional three months), all proceeds raised will be promptly returned to investors with interest. All proceeds from the sale of notes will be placed in escrow with Continental Stock Transfer & Trust Company. If the minimum amount of notes is sold within the minimum offering period, then the offering will continue until all the notes are sold or terminated by the Company.

      The date of this Prospectus is _______________, 1999.

                       PROSPECTUS SUMMARY

The Company

     IBF VI - Participating Income Fund is a Delaware corporation formed on June 8, 1998. It is a wholly owned subsidiary of InterBank Funding Corporation, a Delaware corporation
("InterBank").  The stockholders of InterBank are Simon A.
Hershon and Ehud D. Laska, who are both officers and directors of IBF VI.

     IBF VI will engage primarily in the business of acquiring, and making loans to, individuals and businesses secured by real property and other assets. IBF VI will attempt to acquire non-performing and performing loans that will produce an average annual return of 18 percent. A loan is non-performing if principal or interest is not being paid when due or the borrower has breached other covenants in the loan. It will make loans with the objective of producing similar returns to borrowers whom, for a variety of reasons, may be unable to obtain financing from banks and traditional lending institutions. Management has extensive loan acquisition and origination experience and has broad discretion in selecting the loans IBF VI will acquire or make.

     In connection with loans to businesses, IBF VI may have the opportunity to acquire preferred stock or other forms of equity as additional compensation for the loans. These equity investments offer the opportunity for capital appreciation over and above interest income.

     As soon as funds are available from the offering, IBF VI will purchase three performing loans from InterBank at a total cost of approximately $4.16 million, which is the outstanding principal of the loans. IBF VI may participate with other parties, including InterBank and its affiliates, in acquiring or making loans. It may make loans to companies controlled by InterBank.

     IBF Management Corp., an affiliate of InterBank, will receive a fee for certain administrative and support services rendered to IBF VI. Initially, IBF Management will receive an organizational fee of 5% of the gross proceeds of the offering to establish the administrative facilities and systems required for the business of IBF VI. IBF Management will also receive in each calendar year a management fee equal to 2% of the gross proceeds of the offering. The principal offices of IBF VI are located at the offices of IBF Management and InterBank at 1733 Connecticut Avenue, N.W., Washington, DC 20009, telephone number (202) 588-7500.

The Offering

Notes Offered         $50,000,000 aggregate principal amount of
                      Class A 10% Income Participating Notes,
                      due December 31, 2005. See "Description of the Notes" for a more detailed description of the Notes.

Denomination          The minimum principal amount of Notes you
                      can purchase is $5,000.  However, the
                      minimum purchase for Individual Retirement
                      Accounts and Keogh Plans is $2,000. After the minimum purchase, sales will be made in increments of $1,000.

Maturity date         Notes purchased in 1999 mature December
                      31, 2005, and notes purchased in 2000
                      mature December 31, 2006.

Interest Interest at the rate of 10% per annum is payable monthly or quarterly, depending on the amount of the notes you buy. In addition, you may receive additional interest payable only out of 5% of the net income of IBF VI. Fixed interest will be paid before payment of management fees to IBF Management.

Redemption            IBF VI may redeem any portion of the notes
                      from time to time after January 1, 2001.
                      You may tender your note for redemption
                      under hardship circumstances, subject to certain conditions.


Encumbrance on assets IBF VI can pledge its assets as security on future borrowings.

Rating                The notes are not rated.


Registration          The note you buy will be registered in
                      your name and issued in the form of a note certificate.


Trustee, Payment      Continental Stock Transfer & Trust Company
Agent and Registrar


                          RISK FACTORS

Recently organized company

     IBF VI was recently formed and has not engaged in any business. Consequently, there is no history of operations on which to predict future operations. See "Business" and "Plan of Operation."

New venture

     IBF VI is a new venture. There is no assurance that IBF VI will be successful in fully implementing its business plan or achieving profitable operations. See "Business" and "Plan of Operation."

Discretionary use of proceeds

     IBF VI has broad discretion in applying the net proceeds of this offering. Although three loan investments totaling $4.16 million are identified in this prospectus, you will make your investment decision without the opportunity to review the loans IBF VI will acquire or make in the future. If you chose to invest, you will be relying upon the ability of management to acquire and make loans consistent with IBF VI's investment objectives. See "Business," "Use of Proceeds" and "Plan of Operation."

Risks of collateral lending

     IBF VI will acquire and make loans primarily on the basis of the value of the collateral pledged as security, which in most cases will be real estate. If IBF VI's evaluation of the collateral is incorrect, it fails for any reason to hold a perfected security interest, or the collateral loses value, IBF
VI may not be able to recover its loan.  See "Business."

Payment of interest

     IBF VI intends to make interest payments on the notes out of revenue on its loans. If the loan business does not produce sufficient revenue in any period to pay the interest for that period, interest may be paid from funds raised in this offering or working capital. This would reduce the amount available for IBF VI's loan business, which could adversely affect future operations. If the loan business in not successful, there is no assurance that IBF VI will be able to make interest or principal payments when due. See "Business."

Payment of notes at maturity

     IBF VI will look for opportunities to liquidate its portfolio assets beginning in 2004 with a view to having sufficient capital to pay the notes on maturity. However, the nature of the loans held in inventory, general economic conditions, or other factors beyond the control of IBF VI may inhibit its ability to liquidate its assets without substantial discounts. In these circumstances, IBF VI might not be able to meet its payment obligations under the notes. See "Business."

Risks of non-performing loans

     A primary objective of IBF VI is to acquire non-performing loans secured by real estate. To a lesser extent IBF VI may acquire non-performing loans secured by other assets. Non-performing loans entail a higher risk of loss. In the event IBF VI experiences higher losses on non-performing loans than expected, its earnings will be negatively impacted. See "Business."

Interest rate fluctuations may adversely affect results of operations

     Unexpected changes in interest rates could adversely affect the results of operations of IBF VI, because fluctuations in interest rates will affect its ability to earn a spread between interest received on its loans and the cost of its operations. See "Business."

Loan prepayment rates may adversely affect results of operations

     Loan prepayment rates vary from time to time as a result of a number of factors, but mostly due to changes in interest rates. If loans are prepaid in amounts higher than expected, it is likely IBF VI will realize less interest income, which will adversely affect results of operations. See "Business."

Adverse effect of limited offering proceeds

     If IBF VI realizes less than $10 million in gross proceeds from the sale of notes in this offering, it will be limited in its ability to diversify its loan inventory. This means the success of its loan business will depend on a small number of loans, so that the non-performance of any one loan could have a substantial adverse effect on the financial condition of IBF VI. See "Plan of Operation."

Dependence on management

     IBF VI will depend on its officers and directors for selecting the loans it will acquire or make. The officers and directors of IBF VI, particularly Simon A. Hershon and Ehud D. Laska, have prior experience in debt financing transactions. The ability of IBF VI to implement its business will depend on their continued participation in the business of IBF VI. If any of the officers and directors become unavailable, there is no assurance that IBF VI will be able to find a replacement with the same degree of ability and experience. See "Management."

Conflicts of interest

     Simon A. Hershon and Ehud D. Laska, both officers and directors of IBF VI, are the owners of InterBank, which is the sole stockholder of IBF VI. There are a number of conflicts of interest inherent in the relationships between IBF VI and its affiliates.

     * InterBank owns other business entities that acquire and make loans, so that a potential conflict could arise in allocating loans between the businesses owned by InterBank.

     * IBF VI may make loans to affiliates of InterBank or management. IBF VI has not established any limit on the amount of loans that may be made to affiliates. There is a conflict of interest when management is on both sides of the loan transaction.

     These conflicts of interest may be difficult, if not impossible, to resolve in all cases in the best interests of IBF
VI, which could adversely affect its business.  See "Certain
Relationships and Related Transactions."

Lack of control

     You will have no right to participate in the management of IBF VI. InterBank, as the sole stockholder, has the right to elect all of the directors. This means Simon A Hershon and Ehud
D. Laska are in control of the management and operations of IBF
VI.  See "Certain Relationships and Related Transactions."

Substantial payments to affiliates

     In the first year following the offering substantial payments out of the proceeds of this offering will be made to IBF Management, which is owned by Simon A. Hershon, an officer and director of IBF VI. The maximum estimated amount of these payments assuming all notes are sold is $3.5 million. The payments will be made for organizational and management fees arising under an agreement made by IBF VI and IBF Management, which are affiliated through the common control by Mr. Hershon. Accordingly, Mr. Hershon will benefit from these payments. These payments will reduce the funds available to IBF VI for making and acquiring loans. See "Certain Relationships and Related Transactions."

Relationship with Coleman

     Coleman is the dealer-manager of the offering and an affiliate of IBF VI due to the fact that Simon A. Hershon and Ehud D. Laska have an ownership interest in Coleman and Mr. Laska is Chairman of Coleman. Although IBF VI expects unrelated selected dealers will place most of the offering and receive most of the sales commissions, Coleman will still receive fees for its services as the dealer-manager. See "Plan of Distribution."

Potential for additional indebtedness

     Under the indenture, IBF VI can borrow funds in the future on a secured or unsecured basis. The interest expense on the notes and the potential interest expense arising from additional indebtedness could substantially increase IBF VI's fixed charge obligation and limit its ability to meet its obligations under the notes. See "Description of the Notes."

Encumbrances on assets

     IBF VI can pledge its loans and other assets as collateral on future borrowings. If IBF VI defaults on any such future obligations, then its assets will be used first to pay secured obligations and second to pay the notes and any other obligations on an equal footing with the notes. Therefore, there may not be sufficient assets to pay any or all amounts due on the notes.
See "Description of the Notes."

Limited covenants in the indenture

     The covenants in the indenture are limited and are not designed to protect you in the event of an adverse change in IBF
VI's financial condition or operations. See "Description of the Notes."

No Investment Company Act protection

     The Investment Company Act of 1940 imposes management and disclosure obligations for the protection of persons investing in companies that invest and reinvest in securities. IBF VI's proposed business activities will not render it an "Investment Company", because a majority of its assets will be represented by loans secured by real estate. Therefore, you will not benefit from the protections afforded by that act.

No market for notes

     There is no public market for the notes and it is not expected that a market will develop following the offering. Accordingly, you should purchase the notes only as a long-term investment with the expectation of holding the notes until maturity.

No rating for notes

     The notes are not rated by any financial rating organization and may be characterized as "high-yield" securities. The lack of a rating will inhibit the development of a public market for the notes and your ability to sell the notes to anyone else.

Forward-looking statements

     You should carefully consider the risk factors set forth above, as well as the other information contained in this Prospectus. This Prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect IBF VI's plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in this "Risk Factors" section and elsewhere in this Prospectus identify important risks and uncertainties affecting IBF VI's future, which could cause actual results to differ materially from the forward-looking statements made in this Prospectus.

                         USE OF PROCEEDS

     If all offered notes are sold, the net proceeds to IBF VI after all offering costs will be approximately $45.2 million. If only the minimum amount of notes is sold, net proceeds will be $305,000. This table shows how IBF VI intends to use the net proceeds of this offering during the year following sale of the minimum amount of notes. See "Plan of Operation."

                                      Assuming Minimum       Assuming Maximum
                                     Amount of Notes Sold  Amount of Notes Sold
                                     Amount ($)  Percent    Amount ($) Percent

Organization fee to IBF Management     25,000      8.2       2,500,000    5.5
Real estate loans                     167,750     55.0      24,860,000   55.0
Other loans and investments            81,750     26.8      13,320,000   29.5
Working capital                        30,000     10.0       4,520,000   10.0

Total                                 305,000      100      45,200,000    100

      If more than the minimum, but less than the maximum, amount of notes is sold, IBF VI will apply the net proceeds in approximately the same percentages set forth in the table. After paying organizational expenses, IBF VI will focus primarily on acquiring non-performing real estate loans and making loans secured by real estate. See "Business."

     IBF VI has identified three loan acquisitions totaling $4.16 million, which it will make as soon as it receives sufficient capital from this note offering. These loans will be purchased, at cost, from InterBank, the sole stockholder of IBF VI. If only the minimum is sold, then IBF VI will use the available proceeds from the offering and its existing equity capital to make loans to non-affiliated borrowers yet to be identified.

     IBF VI expects to realize revenue from its business activity during the first year following the offering, to cover its interest obligation on the notes and fixed costs. The management fee to IBF Management will not be paid out of the proceeds of the offering, but only out of revenue of IBF VI. If revenue is not sufficient to pay all the fixed interest on the notes, IBF VI will use proceeds allocated to working capital to cover the short fall. Net proceeds of the offering will be invested in low-risk liquid investments until used in the loan business.

                        PLAN OF OPERATION

Proposed operations and capital requirements

     IBF VI intends to commit not less than 55 percent of its total assets to loans secured by real estate. Accordingly, the primary focus will be on acquiring non-performing loans secured by real estate and making real estate loans. IBF VI will lend to persons that may be unable to obtain financing through commercial banks and lending institutions because of time constraints or they might not satisfy the lending criterion of these institutions. Under these circumstances, IBF VI's loans will have higher potential yields, but also higher risk of loss. IBF VI will attempt to mitigate its risk through the underwriting process and by obtaining collateral for its loans with a fair value in excess of the amount of the loan.

     Management expects that some of the loans made or acquired by IBF VI with the proceeds of the offering will generate revenue in the first year following the offering in amounts sufficient to cover interest expense on the notes and operating expenses. Revenue will be applied first to payment of interest on the notes and expenses not covered by the management fee, and second to payment of the management fee to IBF Management. The management fee will be deferred if revenue is not sufficient to pay the fee after paying interest and other expenses.

     IBF VI has identified three loan acquisitions totaling $4.16 million, which it will make out of the net proceeds of the offering. Funds from the offering in excess of this amount will be invested in loans with a target return to IBF VI of 18 percent and maturity periods between 3 and 24 months. In general, IBF VI does not intend to acquire or make loans that do not mature within two years. Consequently, management expects IBF VI will generate revenue sufficient to meet its interest and operating expenses.

     If the maximum amount of notes is sold in the offering, IBF VI will have a minimum of $38.18 million to invest. Fixed interest expense on the notes in the first year following the offering will be $5 million, and operating expenses, including the management fee, are estimated at $1.5 million. If IBF VI is able to achieve its target return, gross revenue would be approximately $6.5 million, which is sufficient to meet its obligations.

     If the minimum amount of notes is sold in the offering, IBF VI will apply $249,500 to loan investments. Fixed interest and operating expenses in the first year following the offering are estimated at $70,000, so that IBF VI will need to achieve a substantially higher return on its investments to cover all such expenses.

     Regardless of the amount of notes sold, management believes the net proceeds will be adequate to implement its loan business and generate revenue sufficient to meet the interest and operating expenses of IBF VI without seeking additional financing. The effect of selling less, rather than more, notes in the offering is to increase expenses as a percentage of total assets and limit the ability of IBF VI to diversify its loan portfolio, which will increase the risk to you of an investment in the notes.

Year 2000 Compliance

     The Company will rely on the internal computer information system used by IBF Management, which is Year 2000 compliant. IBF
VI does not expect to incur any costs associated with Year 2000 compliance.

                            BUSINESS

General

     In 1998 the capital markets placed high values on companies with annual gross revenue less than $50 million because of the robust stock market and economy. The stock market volatility that began in August 1998 greatly diminished the value of these companies because of investor preference for larger companies with more stable market values. As a result, the availability of debt, equity, and real estate capital to companies with less than $50 million in revenue for expansion or working capital has decreased leaving debt financing as the most viable alternative. The competition among smaller companies for debt financing has increased substantially. As such, banks and similar lending institutions can impose more stringent underwriting criteria for their loans. Management believes there is a substantial demand for financing from smaller companies unable to obtain financing from traditional lenders. As a result of these market forces, companies are seeking alternative financing sources and are willing to pay more for that financing. The goal of IBF VI is to take advantage of this situation by embarking on a loan investment program.

     IBF VI will engage primarily in the business of acquiring and making loans. All of the loans will be secured by assets with a value in excess of the amount of the loans. IBF VI intends to have at least 55 percent of its total assets invested at any one time in loans secured by real estate. IBF VI will also acquire and make commercial loans secured by other assets, such as equipment, accounts receivable, inventory, securities, and other personal property. When making a loan, IBF VI may have the opportunity to acquire the right to purchase equity in the borrower as additional consideration for the loan. Consequently, a portion of its total assets may consist of equity securities. IBF VI's business strategy will involve assuming risks in order to realize income and capital growth.

     In implementing its loan business, IBF VI will prioritize its investments as follows:

          Purchase of real estate loans. IBF VI will focus primarily on acquiring performing and non-performing loans secured by real estate.

          Originating real estate loans. IBF VI will seek opportunities to make loans secured by real estate.

          Commercial secured loans. Opportunities may arise for IBF VI to acquire performing and non-performing loans and making loans secured by personal property.

          Other loans and investments. On a selected basis IBF VI may make loans to meet special needs of borrowers, such as mezzanine financing for companies that need to enhance their capital structure for acquisitions and growth or bridge financing to meet working capital needs pending the receipt of revenues or permanent financing. These special needs situations may give IBF VI the opportunity to acquire equity in the borrower as partial consideration for the loan.

     In pursuing its loan business, IBF VI may participate with unaffiliated or affiliated parties. IBF VI may also make loans to affiliates of IBF or management.

     Following its initial transaction, IBF VI may also participate in subsequent rounds of financing for its borrowers.
Such follow-on investments will depend on the progress of these companies and availability of funds.

     IBF VI anticipates financing opportunities will develop from InterBank's business relationships with others, such as capital and investment banking firms, commercial banks, government agencies, and other sources. Further opportunities may be presented directly by individuals or firms seeking funds. IBF VI does not intend to publicly solicit potential borrowers.

Loan acquisitions

     IBF VI will purchase non-performing and performing loans from government agencies and financial institutions. Government agencies such as the Federal Deposit Insurance Corporation, Department of Housing and Urban Development, Department of Agriculture, and The Department of Education have defaulted loan assets, which are sold at discounts to businesses like IBF VI that rehabilitate the loans or foreclose on existing collateral. In addition to government suppliers, government bank regulations have prompted many traditional lending institutions to sell defaulted loan assets on the open market, rather than rehabilitate the loans. Acquiring non-performing loans at discounts will provide opportunities to generate substantially higher returns than can be obtained from traditional performing loans. Accordingly, IBF VI will focus its efforts on locating and acquiring non-performing loans that meet its criteria.

     IBF VI will also seek to acquire performing loans. There is a well-established market for sale of performing loan packages, and IBF VI will attempt to acquire performing loans at a discount that have interest rates high enough to provide a sufficient return. Generally, a performing loan can be purchased at a discount from the principal value when fees or other consideration already received by the original lender make it possible to negotiate a lower price.

     Before acquiring any loan asset, IBF VI will review all loan documents related to the asset collateral value, payment history, and the borrowers' financial condition. After completing this evaluation, IBF VI will determine a bid price for the loan asset. As a general guideline, IBF VI will bid for non-performing loans using a 30 percent rate of return, and on performing loans using an 18 percent rate of return. The guideline return may vary based on the factors evaluated by IBF VI. For example, if management believes the value of underlying collateral is high compared to the debt obligation, a higher bid price at a lower projected return rate may be acceptable to IBF VI.

     Once IBF VI has acquired non-performing loans, it will attempt to restructure or refinance the loans through workouts with borrowers. If restructuring or refinancing is not possible, IBF VI will seek ownership of the underlying collateral through foreclosure and collection proceedings. Non-performing loans restructured or refinanced will be serviced by IBF VI and packaged for sale as performing loans. Assets acquired through foreclosure will be liquidated.

Loan origination

     IBF VI intends to look for opportunities to use the proceeds of the offering to originate loans secured by real estate. The targeted market will include borrowers that, because of time constraints, credit factors, amount of the loan, or other circumstances, may be unable to obtain similar financing from traditional lenders. IBF VI will identify these loans through institutions such as banks, general lenders of corporate obligations, mortgage lenders, and real estate and finance companies. IBF VI will primarily make loans secured by real estate, and secondarily loans secured by other assets.

     Before originating a loan, IBF VI intends to perform a thorough review of the value of the underlying security. Independent appraisals will be obtained on all loans secured by real estate. For loans secured by other personal property, IBF VI may rely on its own internal evaluation of the value of the collateral or obtain independent appraisals of the collateral.

     As a general guideline, IBF VI will make secured loans at an interest rate of 18 percent per annum. On all loans made by IBF VI, it will charge a loan origination fee of not less than one percent of the total loan, which is normally included in the amount financed. This means the actual cash outlay at the time the loan is made is less than the principal amount of the loan and IBF VI receives interest on this additional amount, all of which increase the internal rate of return to IBF VI from the loans it makes.

     Typically, repayment will be made from asset sales or refinancing by the borrower. In those few cases when this method of repayment becomes unfeasible, IBF VI will attempt to restructure or refinance the loan. If restructuring or refinancing is not possible, IBF VI will seek ownership of the underlying security through sale, liquidation, or collection of the outstanding collateral.

     In limited circumstances, IBF VI may have the opportunity to acquire preferred stock or options, warrants, or conversion rights to acquire equity in a borrower as additional consideration for making a loan. Typically, options, warrants, and conversion rights have a nominal initial cost, and are exercised only after IBF VI determines that the value of the underlying security equals or exceeds the cost of exercise and there is, or expected to be, an opportunity to liquidate the investment. IBF VI will only consider investing in preferred stock when the total projected return on the loan and preferred stock is acceptable to the Company.

     IBF VI will only consider acquiring an equity right or interest in borrowers that have the potential for significant capital appreciation. IBF VI will evaluate a number of factors to determine the capital appreciation potential of borrowers. These factors include, the asset base of the borrower, operating history, the market for its products or services, management, the potential for growth, and other elements that may be evaluated in specific instances.

     Equity investments will require varying lengths of time to mature but, in general, one to three years or longer may well elapse before an investment appreciates in value. The ability to liquidate an investment once it has appreciated in value is critical to realizing a return on the equity investment. Realizing the appreciation on equity will also be highly dependent on general economic and financial market conditions, which are beyond the control of IBF VI. Methods for liquidating IBF VI's investment include, repurchase or redemption of the equity by the borrower, sale or merger of the borrower, and public or private sale of the equity securities.

Specific loan transactions

     IBF VI will use the proceeds of this offering to purchase three loans from InterBank and its affiliates. The loans are performing as of the date of this prospectus and will not be acquired if a default has occurred at the time of purchase.

     IBF VI will purchase a loan in the principal amount of $1.8 million made to an unrelated borrower. The purchase price is the unpaid principal of the loan on the date of purchase. The loan bears interest at the rate of 15% per annum and is secured by a hotel located in Atlanta. The loan matures at the end of June 1999. The loan was used by the borrower to purchase the hotel property. The borrower paid a fee of $90,000 to the lender for making the loan, which was included in the principal amount of the loan.

     IBF VI will purchase a $1.52 million loan to a borrower unrelated to IBF and its affiliates, which was used to acquire a parcel of undeveloped commercial land in the U.S. Virgin Islands. The loan bears interest at the rate of 12% per annum, and is secured by the land purchased with the loan. Interest only is payable monthly, and all principal is due in September 2000. The borrower is current on its interest payments. The lender received a fee of $78,700 for making the loan, which was included in the loan principal.

     The Company will purchase a loan that was made for $840,000 in November 1998, to a corporation controlled by InterBank. The loan matures in November 1999, and bears interest at the rate of 15% per annum. It is secured by all of the capital stock of the borrower. Based on the discounted cash flow of the borrower over a period of three years from the date of the loan, IBF VI places a value on the borrower of $1.25 million. The loan was used by the borrower to acquire an employee benefit administration business located in California. A fee of $85,000 was paid to InterBank for making the loan and additional consulting fees were paid to InterBank Capital Group, an affiliate of InterBank, all of which are included in the principal amount of the loan.

Loan servicing

     IBF Management will service all loans acquired or made by IBF VI. IBF Management will be responsible for evaluating each proposed loan transaction and submitting a loan analysis to management of IBF VI for review and action. If a proposed loan transaction is approved by management, IBF Management will coordinate preparation of the documents required to effect the transaction. After the loan transaction is made, IBF Management will service the loan for IBF VI.

Competition

     The finance business of IBF VI is highly competitive. IBF VI will compete with a number of national, local, and regional companies that pursue the same loan business. Many of IBF VI's competitors and potential competitors possess substantially greater financial, marketing, technical, personnel and other resources than IBF VI. In addition, IBF VI's future profitability will be directly related to the availability and costs of its capital relative to that of its competitors. Competitors may have access to capital at a lower cost than the capital available to IBF VI through the notes described in this prospectus. The lower cost of capital could give competitors an advantage in making and acquiring loans.

Employees

     IBF VI does not have, and does not expect to have, any full time employees. No salaries will be paid to the executive officers of IBF VI. All employee support services required for IBF VI's operations will be provided by IBF Management.

Legal proceedings

     IBF VI is not a party to any pending legal proceedings. To the knowledge of management, no legal proceedings are threatened against IBF VI.

Offices

     The principal offices of IBF VI will be located at the offices of InterBank and IBF Management at 1733 Connecticut Avenue, N.W., Washington, DC 20009. Management believes that the office space available at this location is adequate for its foreseeable needs.

Reports to note holders

      IBF VI intends to distribute to holders of the notes annual reports containing audited financial statements. In addition, IBF VI will distribute to holders any reports required by the indenture governing the notes and the Trust Indenture Act of 1939.

                           MANAGEMENT

     IBF VI's business will be managed by its officer and directors and IBF Management. The following persons are the officers and directors of IBF VI:

Name                       Age      Position

Simon A. Hershon            51      CEO, President and Director

Ehud D. Laska               49      Executive Vice President and Director

Ivan M. Krasner             48      Senior Vice President and Director

David C. Chabut             41      Chief Financial Officer

Laura J. Quinting           26      Vice-President and Secretary

Biographies

     The following are brief biographies of the officers and directors:

     Simon A. Hershon has, for the past 22 years, been the President and C.E.O. of InterBank, InterBank Consultants, Inc., InterBank/Brener Brokerage Services, Inc., American Eagle Funding, LLC, InterBank Capital Group, IBF Securities, Inc., IBF Management Corp., InterBank Funding Special Purpose Corporation, IBF Special Purpose Corporation II, IBF Special Purpose Corporation III, IBF Participating Income Fund, and IBF V - Alternative Investment Fund. These companies offer financial advisory, asset management, merchant banking, and investment services to business, institutions and individuals in the hospitality, real estate, finance, and communications industries. Through InterBank Consultants, Inc., Mr. Hershon has been involved in numerous corporate and bond financings and provided advisory services in connection with the largest bankruptcy in Washington, DC history, which totaled over $2.0 billion. Mr. Hershon was also involved, through InterBank/Brener Brokerage Services, Inc., in over $5.0 billion of hotel transactions. Mr. Hershon's education and professional experience combine to provide InterBank's clientele with an in depth understanding of institutional and corporate finance, real estate finance and development, and hospitality turn-arounds. Mr. Hershon graduated from the U.S. Naval Academy and subsequently served in nuclear powered submarines in the U.S. Navy. He received both a Masters and Doctorate in Business Administration from Harvard University where he concentrated in finance and graduated with honors.

     Ehud D. Laska has served as President of American Eagle Funding, LLC, and Managing Director of the InterBank Capital Group since January 1996. Through these firms, Mr. Laska specializes in building up companies through same industry consolidation and acquisitions. Mr. Laska has also served as the Chairman of Coleman & Company Securities, Inc., a member firm of the National Association of Securities Dealers, Inc., and the Dealer-Manager for this offering, since May 1996. Mr. Laska has also served as a director of Headway Corporate Resources, Inc., a publicly held corporation engaged in human resource management, since August 1993. From August 1994 to February 1996, Mr. Laska served as a managing director at the investment-banking firm of Continuum Capital, Inc. While serving as a Managing Director with Tallwood Associates, Inc., a boutique investment banking firm, from May 1992 to August 1994, Mr. Laska founded the Private Equity Finance Group, which merged with Continuum Capital, Inc. in August 1994. Prior to 1992, Mr. Laska was a senior investment banker with the Wall Street firms of CS/First Boston, Drexel Burnham Lambert, Paine Webber, and Laidlaw Equities. Mr. Laska graduated from the University of Massachusetts with a B.Sc. in Engineering and holds an MS degree in engineering from Brown University and an MBA from Stanford University.

     Ivan M. Krasner has been employed since September 1998, by InterBank Securities, Inc., where he is responsible for managing the marketing operations of InterBank's business activities. Mr. Krasner has over 20 years experience in the development, strategic positioning, and marketing of financial service products. Most recently, Mr. Krasner was Vice President of Orbitex Management, a European-based mutual fund group specializing in global sector funds, from September 1997 to August 1998. From September 1996 to August 1997, Mr. Krasner was a founding partner and Senior Vice President of The Net Collaborative, a consultancy of industry experts bringing internet solutions to large financial service institutions. From October 1983 to December 1995, Mr. Krasner was employed in various positions by PLM International, a major originator of equipment leasing direct participation programs. Mr. Krasner graduated from C.W. Post College with a BA in Philosophy and attended the Strategic Marketing Management Program at the Harvard Business School.

     David C. Chabut is the Chief Financial Officer of IBF VI and InterBank Capital Group only. He became Chief Financial Officer of InterBank Capital Group in August 1998. From October 1995 to May 1998, Mr. Chabut was the Chief Financial Officer of UNIVEC, Inc., a publicly held medical device manufacturer. Prior to October 1995, Mr. Chabut was an independent financial consultant. From February to December 1993, he was Chief Operating Officer of MediMax, Inc., which participated in accounts receivable financing for health care providers. For 11 years prior to February 1993, Mr. Chabut was a senior consultant for Coopers & Lybrand. Mr. Chabut graduated from the University of Michigan with a BA and MBA degrees.

     Laura J. Quinting has served as a Vice President of IBF Special Purpose Corporation II since its inception in January 1997, IBF Participating Income Fund since its inception in January 1998, IBF Special Purpose Corporation III since its inception in March 1998, and IBF V - Alternative Investment Fund since its inception in August 1998. In this capacity, Ms. Quinting provides oversight in the areas of operations, investor and broker relations and fund management. Through IBF Special Purpose Corporation III, Ms. Quinting is managing the development of a residential community, which included the coordination between joint venture partners, capital sources, builders and contractors. Ms. Quinting has also been employed since January 1994 as director of marketing for the InterBank, InterBank Consultants, Inc., InterBank/Brener Brokerage Services, Inc., American Eagle Funding, InterBank Capital Group. Ms. Quinting has also provided asset management services for InterBank/Brener Brokerage Services, Inc., to the City of Richmond, Virginia since December 1994. Ms. Quinting graduated from the University of Delaware with a Bachelor's degree in political science and economics in June 1994.

Compensation

     IBF Management is a Delaware corporation in which Simon A. Hershon is the sole officer, director, and stockholder. No executive compensation will be paid directly by IBF VI to its officers. IBF Management will bear all costs of operating IBF
VI. IBF Management will receive a one-time organization fee equal to 5 percent of the gross proceeds of the offering and an annual management fee for its services equal to 2% of the gross proceeds of the offering for providing all administrative support required to operate the Company. The management fee will cover items such as wages and salaries of employees of IBF Management responsible for IBF VI's daily operations, fees and expenses of agents and independent contractors providing administrative support for IBF VI's operations, office space, and all overhead expenses. The management fee does not cover IBF VI's legal and accounting fees, filing fees, investment transaction costs, taxes, officer and director liability insurance, and other administrative expenses.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following table describes the amount and nature of payments that will or may be made by IBF VI to InterBank and its affiliates.

Payee                  Amount ($)            Purpose

Coleman & Company
  Securities, Inc.     90,000 to 4,500,000   Selling costs of this offering (1)
IBF Management Corp.   25,000 to 2,500,000   One time organization fee (2)
IBF Management Corp.   10,000 to 1,000,000   Annual management fee (2)

(1)  See "Plan of Distribution."

(2)  See "Management - Compensation."

     InterBank is the sole stockholder of IBF VI and has the right to manage the business affairs of IBF VI and to appoint all directors.

     There is no restriction on the ability of IBF VI to make loans to InterBank and its affiliates. However, loans made to InterBank or its affiliates will only be made on the same or similar terms and conditions as loans made to unrelated parties.

     InterBank is the sole equity owner of five other companies engaged in activities similar to the proposed business of IBF VI, and may participate as a controlling stockholder in other corporations or partnerships formed in the future to pursue business activities similar to that of IBF VI. Simon A. Hershon and Ehud D. Laska, directors and officers of IBF VI, are the owners of InterBank. Furthermore, Mr. Hershon is the sole owner of IBF Management, which provides management services to IBF VI. The Company may participate in loans with one or more affiliates of InterBank, Mr. Hershon, or Mr. Laska.

     Certain conflicts of interest are inherent in the foregoing relationships, including the selection of loan opportunities for IBF VI and allocation of management time and resources to the operations of IBF VI. Although the indenture provides that IBF VI may not participate in a transaction with an affiliate, except in good faith and on terms that are no less favorable to IBF VI than those that could have been obtained from a person not an affiliate of IBF VI, no other policy or restriction has been adopted by management to resolve conflicts of interest that might arise.

                    DESCRIPTION OF THE NOTES

     The notes will be issued under an indenture between IBF VI and Continental Stock Transfer & Trust Company as trustee. The indenture is an exhibit to the Registration Statement of which this prospectus is a part. The indenture is governed by the Trust Indenture Act of 1939. The following summary does not contain all information that may be important to you. You are welcome to review the indenture by obtaining a copy in the manner described under "Additional Information", below.

General

     The notes are general obligations of IBF VI and are limited to $50,000,000 aggregate principal amount. Notes purchased in 1999 will mature on December 31, 2005, and notes purchased in 2000 will mature on December 31, 2006. The notes are subject to redemption in limited circumstances. See "-- Redemption." The notes will be subordinated to the prior payment in full of fees and expenses of the trustee.

     Fixed interest at the rate of 10% per annum will be paid on the notes. If you purchase at least $15,000 of notes, the fixed interest is paid to you monthly or quarterly, as you elect. If you purchase less than $15,000 of notes, then you will be paid fixed interest quarterly. The interest payment will be made to the holder of record as of the close of business on the 10th day prior to the interest payment date, which is the end of the applicable monthly or quarterly period. In the event an interest payment date falls on a day other than a business day, interest will be paid on the next business day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Principal and interest will be payable at the office of the trustee in New York, New York.

     You will receive additional interest, within 120 days following the end of each calendar year. Additional interest is payable only out of five percent of the net income of IBF VI. Net income is gross revenue from operations, less all operating and non-operating expenses, including taxes on income and excluding additional interest, all determined in accordance with generally accepted accounting principles applied on a consistent basis. In the event IBF VI has a loss for a calendar year, such loss will reduce future years' net income for the purpose of calculating future additional interest.

     The notes will be issued in denominations of $1,000 and integral multiples thereof. The notes will be issued in certificated form.

     IBF VI will furnish to holders of the notes annual reports containing audited financial statements of IBF VI.

Redemption

     After January 1, 2001, IBF VI may redeem any portion of the notes from time to time on at least 30 days' advance notice to you. After the redemption date specified in the notice, your note ceases to accrue fixed interest and additional interest. Partial redemptions will be allocated among holders of the notes by lot.

     You may tender your note for redemption under hardship circumstances beginning in the year 2000. A request for hardship redemption may only be delivered to IBF VI during the months of June and December. The request is irrevocable and represents a binding commitment by you to tender the note for redemption. The request must provide information on your financial difficulty or change of circumstances and you must provide any additional information requested by IBF VI on the hardship situation. IBF VI has complete discretion on the basis of the information provided or factors unrelated to your personal circumstances to accept or reject the request for hardship redemption. Notes will be redeemed as of the end of the month in which the request for redemption is made. The amount of notes redeemed in each calendar year may not exceed 10% of the aggregate principal amount of the notes outstanding on the first day of each calendar year. In the event requests for redemption during a year exceed the 10% limitation, redemption will be made on a "first come - first served" basis among the holders of the notes requesting redemption. The indenture does not contain any other provision that permits you to require that IBF VI redeem your Note.

     The redemption value is equal to 100% of the principal amount of your note plus accrued fixed interest through the date of redemption. Furthermore, additional interest will be paid on redemptions by IBF VI and hardship redemptions effected in December, but not June. Additional interest will be calculated as of the date of redemption, in the case of IBF VI redemptions, and the end of the year, in the case of December hardship redemptions. Payment of principal and fixed interest will be made on the redemption date with respect to a redemption by IBF
VI. In the case of a hardship redemption, payment of principal and interest will be made on or before the end of the following month. For both a redemption by IBF VI and the December hardship redemption, additional interest will be paid on its scheduled annual payment date.

Future borrowing

     IBF VI may borrow additional funds in the future in an amount not to exceed the total amount of notes sold in the offering. IBF VI can pledge all of its assets, including the assets acquired with the proceeds of the offering, as security on any future borrowing. In these circumstances, payment of the notes could be subordinated to payment of future borrowings by IBF VI. IBF VI has no present plan or arrangement for borrowing additional funds.

     If a default occurs under any senior debt, IBF VI may not make any principal or interest payments on your note and neither the trustee nor the holders of the notes may accelerate the maturity of the notes until the default on the senior debt is cured or waived, or 180 days has elapsed from the date the trustee receives notice of default on the senior debt. Upon cure of the default on the senior debt, payment to you of principal, fixed interest, and additional interest will resume.

     Upon a distribution of assets, dissolution, winding up, liquidation or reorganization of IBF VI, upon an assignment for the benefit of creditors, or if the principal of the notes has been declared due and payable and such declaration has not been rescinded or annulled, then in any such instance all senior debt must be repaid in full before any payment of principal or interest on the notes can be made. Any subordination will not prevent a default under the indenture. See "--Events of Default; Notice and Waiver."

Limitation on restricted payments

     IBF VI cannot

     (i) declare or pay any dividend, either in cash or property, on any shares of its capital stock (except dividends or other distributions payable solely in shares of capital stock of IBF
          VI),

     (ii) purchase, redeem or retire any shares of its capital stock or any warrants, rights or options to purchase or acquire any shares of its capital stock, or

     (iii) make any other payment or distribution, either directly or indirectly, in respect of its capital stock,

if a default will occur after giving effect to the transaction.
Notwithstanding the foregoing, IBF VI may make a previously declared distribution on its capital stock if at the date of the declaration the distribution was permitted under this restriction.

     Furthermore, IBF VI cannot pay the management fee to IBF Management or any of its affiliates to the extent IBF VI has an accumulated deficit for any period with respect to which the management fee is payable. As a practical matter, this means fixed interest on the notes and the other operating expenses will be paid before the management fee.

Limitations on transactions with affiliates

     IBF VI may not participate in a transaction with an affiliate, except in good faith and on terms that are no less favorable to IBF VI than those that could have been obtained in a comparable transaction on an arm's length basis from a person not an affiliate of IBF VI.

Limitations on mergers, consolidations, etc.

     IBF VI may not liquidate or dissolve itself, sell or dispose of substantially all of its assets except to create liquidity to pay the notes, or make any material change in its business. IBF VI may merge or consolidate with another entity; provided that such merger or consolidation will not materially change the business of IBF VI, the new entity fully assumes all obligations of IBF VI, and after giving effect to the transaction no default shall exist.

Events of default

     An event of default under the indenture includes:

     (i) failure to pay the principal on the notes when due at maturity, upon redemption, or upon repayment, as provided in the indenture;

     (ii) failure to pay any interest on the notes when due, which default continues for 30 days;

     (iii) failure to perform any other covenant set forth in the indenture for 30 days after receipt of written notice from the trustee or holders of at least 30% in principal amount of the outstanding notes under the indenture specifying the default and requiring IBF VI to remedy such default;

     (iv) default in the payment of any indebtedness of IBF VI having an outstanding principal amount of $5,000,000 and such default results in acceleration of the indebtedness;

     (v) certain events of insolvency, receivership, or reorganization of IBF VI, and

     (vi) entry of a final judgment, decree or order against IBF VI for the payment of money in excess of $5,000,000 in certain circumstances.

     If an event of default occurs, the trustee may at its discretion proceed to protect and enforce its rights and the rights of the holders. The trustee is required to enforce such rights at the written request of holders of a majority of the outstanding notes and upon being indemnified to its satisfaction. If a default occurs, subject to the subordination provisions of the indenture, either the trustee or the holders of at least 30% of the outstanding notes may accelerate the maturity of all outstanding notes. Prior to any judgment or decree for the payment of money being obtained, the holders of a majority of the outstanding notes may waive a default resulting in acceleration of the notes, but only if all defaults have been remedied or waived.

     IBF VI must furnish quarterly, to the trustee an Officers'
Certificate stating whether, to the best of the knowledge of the officers executing such certificate, IBF VI is in default under any of the provisions of the indenture and describing any existing defaults.

     A holder will not have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless

     (i) the holder has previously given to the trustee written notice of a default,

     (ii) the holders of at least 30% of the outstanding notes have made a written request and offered reasonable indemnity to the trustee to institute such proceedings,

     (iii) the trustee has failed to institute such proceeding within 60 days, and

     (iv) the trustee has not received from the holders of a majority of the outstanding notes a direction inconsistent with such request.

However, you have an absolute right to receive payment of principal and interest on your note on or after the due dates and to institute suit for the enforcement of any such payments.

Modification and waiver

     With certain limited exceptions which permit modification of the indenture by IBF VI and trustee without the consent of any holders of the notes, the indenture may be modified by IBF VI with the consent of holders of not less than a majority of the outstanding notes, if the notes are affected by the modification. No change can be made without your consent if the effect is to:

     (i) change the maturity date of principal or the payment date of any interest on your note,

     (ii) reduce the principal of, or the rate of interest on, your note,

     (iii) change the coin or currency in which any portion of the principal of, or interest on, your note is payable,

     (iv) impair your right to institute suit for the enforcement of any such payment,

     (v) reduce the percentage of holders of the outstanding notes necessary to modify the indenture, or

     (vi) modify the foregoing requirements or reduce the percentage of outstanding notes necessary to waive any past default.

     The holders of a majority of the outstanding notes may waive compliance by IBF VI with certain restrictive provisions of the indenture.

Satisfaction and discharge of indenture

     The indenture provides that IBF VI may terminate its obligations under the indenture with respect to all notes which have become due and payable by delivering to the trustee, in trust for such purpose, money and/or Government Obligations which, through the payment of interest and principal, will provide money in an amount sufficient to discharge the entire indebtedness on the notes. Defeasance of the notes is subject to delivery to the trustee of an opinion of independent counsel that holders of the outstanding notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination and certain other conditions.

The Trustee

     Continental Stock Transfer & Trust Company is the trustee under the indenture. Its principal corporate trust office is located at 2 Broadway, New York, NY 10004. The trustee is not responsible for any investment decisions of IBF VI and shall not be held responsible or liable for any such decisions.

                      PLAN OF DISTRIBUTION

     Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the indenture and the Dealer-Manager Agreement between IBF VI and Coleman & Company Securities, Inc., IBF VI will offer through Coleman, on a best efforts basis, a maximum of $50,000,000 in principal amount of the notes. The minimum subscription is $5,000 ($2,000 for IRAs and Qualified Plans, including Keogh plans) except in certain states. See "Investor Suitability And Minimum Investment Requirements." Coleman is an affiliate of InterBank, the sole stockholder of IBF VI.

     The sales commission paid to Coleman is eight percent of the gross offering proceeds and an additional amount equal to 2.5 percent of IBF VI's annual net income for each calendar year in which the notes are outstanding. In addition, IBF VI will pay a non-accountable expense allowance of one percent of the gross proceeds of the offering and certain out-of-pocket expenses on an accountable basis. Coleman may reallow the selling compensation to selected dealers participating in the offering. It is expected notes will be sold primarily through the selected dealers and to a limited extent by Coleman. The Dealer-Manager Agreement and the Selected Dealer Agreements contain provisions for the indemnification of Coleman and participating selected dealers by IBF VI with respect to certain liabilities, including liabilities arising under the Securities Act. Coleman is an "underwriter" for purposes of the Securities Act in connection with this offering. Due to the affiliation between IBF VI and Coleman, the offering will be conducted under Rule 2720 of the NASD Rules of Conduct, which imposes certain requirements on the distribution. One requirement is that a qualified independent underwriter participate in the offering and assume the obligations of pricing the offering and conducting due diligence on the issuer. Oscar Gruss & Son, Incorporated, of New York City, New York, is acting as the qualified independent underwriter for this offering.

     Until subscriptions for $500,000 of notes have been accepted by IBF VI, all funds received by Coleman and selected dealers from subscriptions for notes will be placed in an escrow account with Continental Stock Transfer & Trust Company, as escrow agent. If less than $500,000 of notes are sold within three months following the date of this prospectus (unless extended by IBF VI and Coleman for an additional three months), all proceeds raised will be promptly returned to investors, with interest and without deducting any sales commissions or expenses of the offering. Investors will not have the use of their funds and will not be able to obtain return of funds placed in escrow unless and until the minimum offering period expires. In the event the minimum amount of notes is sold within the minimum offering period, the offering will continue until all notes are sold or terminated by IBF VI, whichever occurs first. In no event will any notes be sold to affiliates of IBF VI in order to reach the minimum.

     The offering of the notes is made subject to prior sale and to withdrawal, cancellation, or modification of the offer without notice. Coleman and IBF VI reserve the right to reject any order for the purchase of notes.

    INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
                     SUBSCRIPTION PROCEDURES

General Suitability Considerations

     Among the reasons for establishing investor suitability standards and minimum dollar amounts of investment is that there is no public market for the notes and none is expected to develop. Accordingly, only persons able to make a long-term investment and who have adequate financial means and no need for liquidity with regard to their investment should purchase the notes. An investment in notes is not appropriate for you if you must rely on cash distributions with respect to their notes as your primary, or as an essential, source of income to meet your necessary living expenses.

Requirements Concerning Minimum Investment and Minimum Investor
Net Worth/Income

     Minimum Investment.  For investors other than Qualified
Plans and IRAs, the minimum investment is $5,000 in principal amount of the notes. For Qualified Plans and IRAs, the minimum investment is $2,000 in principal amount of the notes.

     Minimum Net Worth/Income.  Except with respect to Qualified
Plans and IRAs, notes will be sold to you only if you represent in writing:

     (i) your net worth is at least $40,000 in excess of the proposed investment in the notes and you have an annual gross income of at least $40,000, or

     (ii) irrespective of annual gross income, your net worth is at least $75,000, or

     (iii) that you satisfy the suitability standards imposed by the state in which you reside, if such standards are more stringent than those set forth above.

     All computations of your net worth must exclude the value of your home, home furnishings, and personal automobiles. All other assets should be valued at their fair market value.

     If an investor is a Qualified Plan or an IRA, such investor must represent (i) that the IRA owner or the participant in the self-directed Qualified Plan satisfies the foregoing standards, or (ii) if other than a self-directed Qualified Plan, that the Qualified Plan satisfies the foregoing suitability standards.

     You must execute a copy of the Subscription Agreement, the form of which is attached as Appendix II to this prospectus, to evidence your compliance with the foregoing standards and the requirements of applicable laws.

How to Subscribe

     If you meet the suitability standards set forth above you subscribe to purchase notes. You must personally execute the Subscription Agreement and deliver to the Dealer-Manager or Selected Dealer soliciting the investment with payment of the purchase price for the notes. In the case of IRA and Qualified Plans, both owners and the plan fiduciary (if any) must sign the Subscription Agreement. In the case of grantor trusts or other trusts in which the grantor is the fiduciary, such grantor must sign the Subscription Agreement. In the case of other fiduciary accounts in which the donor does not exercise control and is not a fiduciary, the plan fiduciary alone may sign the Subscription Agreement.

     All subscription payments should be made payable to "CSTTC - Escrow Account." Subscription payments will be deposited in the escrow account no later than noon of the next business day following receipt. After the minimum of $500,000 in principal amount of notes is sold within the minimum offering period, subscription payments will continue to be deposited and cleared through the escrow account.

     IBF VI and Dealer-Manager will promptly review, and accept or reject at their discretion, each subscription. If a subscription is rejected, the subscription payment will be promptly refunded, without deduction of any offering expenses and without payment of interest.

     Affiliates of IBF VI, Dealer-Manager, and the Selling Dealers will have the right, but not the obligation, to subscribe for and purchase notes for their own account for investment purposes, subject to the terms and conditions contained herein. Such affiliates may purchase notes prior to sale of the minimum $500,000 of notes, which will count toward the achievement of the minimum requirement. All notes purchased by such parties will be purchased solely for investment purposes and not with a present view towards resale or distribution.

                         SALES MATERIAL

     In addition to and apart from this prospectus, IBF VI will utilize certain sales material in connection with the offering of notes. This material may include reports describing IBF VI and its affiliates and a brochure and audio-visual materials or taped presentations highlighting various features of this offering.
IBF VI and its affiliates may also respond to specific questions from Selected Dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to Selected Dealers for customer use, and other information relating to this offering may be made available to Selected Dealers for their internal use. However, this offering is made only by means of this prospectus. Except as described herein or in supplements hereto, IBF VI has not authorized the use of other sales materials in connection with this offering. Although the information contained in such material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference or as forming the basis of this offering of notes.

                          LEGAL MATTERS

     The legality of the issuance of the notes offered hereby and certain other matters will be passed upon for IBF VI by Lehman, Jensen & Donahue, L.C., Salt Lake City, Utah.

                             EXPERTS

     The balance sheet of IBF VI at April 30, 1999, appearing in this Prospectus and Registration Statement has been audited by Radin, Glass & Co., LLP, independent auditors, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                     ADDITIONAL INFORMATION

     IBF VI has filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to IBF VI and the notes offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet web site at http://www.sec.gov.

                  INDEPENDENT AUDITOR'S REPORT


IBF VI - Participating Income Fund
Washington, DC


      We have audited the accompanying balance sheet of IBF VI - Participating Income Fund (A Development Stage Enterprise) as of April 30, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of IBF VI - Participating Income Fund (A Development Stage Enterprise), as of April 30, 1999, in conformity with generally accepted accounting principles.


                                   RADIN, GLASS & CO., LLP
                                   Certified Public Accountants


New York, NY
May 17, 1999

                       IBF VI - PARTICIPATING INCOME FUND
                        (A Development Stage Enterprise)

                               BALANCE SHEET

                               APRIL 30, 1999



                                  ASSETS


CURRENT ASSETS:
    Cash                                                 $   250,000
    TOTAL CURRENT ASSETS                                     250,000

DEBT ISSUANCE COSTS                                           26,276


                                                         $   276,276


                            STOCKHOLDER'S EQUITY


Common stock, $1 par value, 1,000 shares authorized,
 issued and outstanding                                  $     1,000
Additional paid-in capital                                   275,276

                                                         $   276,276











               See notes to financial statements.

               IBF VI - PARTICIPATING INCOME FUND
                (A Development Stage Enterprise)

                  NOTES TO FINANCIAL STATEMENTS

                         APRIL 30, 1999


1.   INITIATION OF BUSINESS

  On June 8, 1998, IBF VI - Participating Income Fund (the "Company") was formed to engage in the business of purchasing, holding and disposing of debt and equity securities, instruments, or other ownership interest or assets issued by/owned by, as the case may be, individuals, corporations and other entities. The investments will usually take the form of debt securities or instruments and/or equity securities. There have been no operations from inception through April 30, 1999.

  The  Company is a wholly-owned subsidiary of InterBank  Funding
  Corporation.

2.   SIGNIFICANT ACCOUNTING POLICIES

  a. Development stage - The Company is a development stage enterprise and will continue as a development stage enterprise until such time as it has significant revenues from operations.

  b. Debt issuance costs - Debt issuance costs will be charged against additional paid-in capital upon successful completion of the Company's proposed public offering. In the event the offering is not completed, such costs will be charged to expense.

  c. Pervasiveness of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  d.   Fiscal year - The Company has adopted a fiscal year ending
     May 31.

3.   RELATED PARTY INTERESTS

     The Company  is wholly-owned by InterBank Funding Corp.,  an affiliate of which, IBF Management Corp. ("IMC") will receive a fee for certain administrative and support services rendered to the Company. IMC will receive 5% of the gross proceeds of the offering described below to establish administrative facilities and systems required for the Company's business and an annual management fee equal to 2% of the amount raised in the offering. The annual management fee will pay for certain costs of operating the Company for which IMC is responsible.

4.   PROPOSED PUBLIC OFFERING

     The Company  anticipates offering $50,000,000 of 10%  Income
          Participating Notes, Class A (the "Notes") of IBF VI, Participating Income Fund. The Notes may be subordinated to future Senior Indebtedness of the Company. Any amount of the Notes is redeemable at the option of the Company after January 1, 2001. Notes may be redeemed at the request of the registered holders of the Notes ("Holders") under limited circumstances. The redemption value of each Note is equal to 100% of its principal amount plus accrued Interest and Additional Interest, if any.

     The minimum principal amount of Notes that may be purchased is $5,000 for all investors, except for Individual
          Retirement Accounts and Keogh Plans, for which the minimum purchase is $2,000.

               IBF VI - PARTICIPATING INCOME FUND
                     SUBSCRIPTION AGREEMENT
_______________________________________________________________________________
     INITIAL SUBSCRIPTION:______________________________________________________
     ADDITIONAL INVESTMENT: Account Number Previously Assigned:_________________ Name of Investment:___________________________________________________________

INVESTMENT
I desire to purchase $______________ aggregate principal amount of Notes of IBF
  VI - Participating Income Fund.
     MAKE CHECKS PAYABLE TO:

SUBSCRIBER INFORMATION: Please print name(s) in which Notes are to be acquired. All checks and correspondence will go to this address unless another address is listed in the Investor Mailing or Direct Deposit Address sections.

Name (1st)                      Mailing address (if different)
Name (2nd)                      Name
Register in name of             Address
Address
City                            City
State              Zip Code     State              Zip Code
Custodian Account No.           Daytime Telephone Number
Occupation ___________________________
 U.S. Citizen ___ Resident Alien ___ Foreign Resident ___ Country ____ Check if the Subscriber is a U.S. citizen residing outside the U.S. _____

ALL SUBSCRIBERS: State of Residence of Subscriber (required):
Enter the taxpayer identification number below. For most individual taxpayers, it is their Social Security number. Note:
If the purchase is in more than one name, the number should be that of the first person listed. For IRA's, Keoghs, and qualified plans, enter both the Social Security number and the taxpayer identification number for the plan.

Taxpayer ID#                 and/or Social Security #                (required)

FORM OF OWNERSHIP: (Circle only one)

Individual                                  Joint  Tenants  With  Right  Of
                                            Survivorship (all parties must sign)

Husband And Wife, As Community Property     A Married Person/Separate Property
(two signatures required)                   (one signature required)

Tenants In Common                           Keogh - H.R.10 (trustee signature
                                            required)

Tenants By The Entirety (two signatures     Custodian - custodian signature
required)                                   required

Corporation            S Corp               Partnership (authorization required)

Non - Profit Organization                   Pension Plan (trustee signature(s)
                                            required)

IRA (custodian signature required)          Profit Sharing Plan - trustee
                                            signature(s) required

SEP (custodian signature required)          Custodian UGMA - State of ________
                                            (custodian signature required)

Taxable Trust (trustee signature            Custodian UTMA - State of ________
required)                                   (custodian signature required)

Tax - Exempt Trust (trustee                 Estate (Personal Representative
signature required)                         signature required)

Irrevocable Trust (trustee signature        Revocable Grantor Trust (grantor
required)                                   signature required)

BROKER/DEALER - REGISTERED REPRESENTATIVE INFORMATION (To be completed by Registered Representative.) PLEASE PRINT

I hereby certify that the investor(s) has read the prospectus and meets the suitability requirements.

Broker/Dealer Firm Name: ____________________________
Registered Rep _____________________________
Representative's Office Name:
________________________________________________________________________________
               (street)            (city)         (state)   (zip) (office phone)

Sales  Representative Signature:  X_________________________ RR No.

INTEREST DISTRIBUTION:  If you are purchasing $15,000 or more  of the Notes, please indicate how you want fixed interest paid
          ___ monthly         ___ quarterly

SUBSCRIBER SIGNATURE: (The undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered above. I (We) certify under penalty of perjury that this is my (our) correct Social Security Number (or Tax Identification Number) and that interest income on this account should be reported on this number. I acknowledge and agree to the statement on the reverse side hereof.)

X_______________________ Date _________   X______________________ Date ________
 Authorized Signature of 1st Subscriber   Authorized Signature of 2nd Subscriber

COMPANY'S ACCEPTANCE (To be completed only by an authorized representative of the Company.)

The Foregoing subscription is accepted this _____ day of _____________, 19___.


                                        ________________________________________
                                        Authorized Representative of the Company

                       [Outside back cover]

===============================  ===============================
Until _____________, 1999,  all
dealers       that       effect
transactions      in      these
securities,  whether   or   not            $50,000,000
participating in this offering,
may  be  required to deliver  a
prospectus.    This    is    in
addition    to   the   dealers'
obligation   to    deliver    a   IBF VI - PARTICIPATING INCOME
prospectus   when   acting   as                FUND
underwriters  and with  respect               [logo]
to  their unsold allotments  or
subscriptions.

-------------------------------         Class A 10% Income
       TABLE OF CONTENTS                  Participating
------------------------------





                                      ---------------------
                                            PROSPECTUS
                                      ---------------------





No dealer, salesperson or other
person  has been authorized  to
give any information or to make
any  representations other than
those    contained   in    this
Prospectus  and,  if  given  or
made,   such   information   or
representations  must  not   be
relied  upon  as  having   been
authorized  by the  Company  or
the Selling Stockholders or any
Underwriter.  This   Prospectus      ___________________1999
does not constitute an offer to
sell  or a solicitation  of  an
offer   to  buy  any   of   the
securities  offered  hereby  to
whom  it  is unlawful  to  make  ===============================
such offer in such jurisdiction
to    any    person   in    any
jurisdiction.    Neither    the
delivery of this Prospectus nor
any  sale made hereunder shall,
under any circumstances, create
any       implication      that
information contained herein is
correct   as   of   any    time
subsequent  to the date  hereof
or   that  there  has  been  no
change  in the affairs  of  the
Company since such date.
===============================

                            PART II.

             INFORMATION NOT REQUIRED IN PROSPECTUS

      ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the expenses in connection with this Registration Statement. The Company will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and NASD.

Securities and Exchange Commission Filing Fee       $   13,900.00
NASD Filing Fee                                          5,500.00
Printing Fees and Expenses                              40,000.00
Legal Fees and Expenses                                125,000.00
Accounting Fees and Expenses                            50,000.00
Blue Sky Fees and Expenses                              25,000.00
Trustee's and Registrar's Fees                          35,000.00
Miscellaneous                                            5,600.00
TOTAL                                               $  300,000.00

       ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Delaware General Corporation Law (the "DGCL"), no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The DGCL provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter and Bylaws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the DGCL and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

      The Charter and Bylaws provide that the Company will indemnify its directors and officers and may indemnify employees or agents of the Company to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. However, nothing in the Charter or Bylaws of the Company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the DGCL provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

        ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     In the three years preceding the filing of this registration statement, the Company had only one transaction in which it issued its securities. In connection with the formation of the Company, it sold 1,000 shares of its common stock to InterBank Funding Corporation ("IBF") to obtain $250,000 of initial capital. IBF is the sole stockholder of the Company, and two of the Company's officers and directors are the sole owners of IBF. The transactions was intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereunder. No underwriters were involved in connection with the sales of these securities.

                       ITEM 16. EXHIBITS.

Exhibits.

Exhibit No. SEC Ref. No.  Title of Document                     Location

1             (1)          Dealer-Manager Agreement             Amend. 1
                                                                Page  E-1

1(a)          (1)          Independent Underwriter Agreement    Amend. 1
                                                                Page  E-14

2             (1)          Selling Group Agreement              Amend. 1
                                                                Page  E-28

3            (3)(i)        Certificate of Incorporation,        Initial Filing
                           as amended                           Page  E-17

3(a)         (3)(i)        Certificates of Amendment to         Amend. 1
                           Certificate of Incorporation         Page  E-32

4            (3)(ii)       By-Laws                              Initial Filing
                                                                Page  E-21

5            (4)           Proceeds Escrow Agreement            Amend. 1
                                                                Page  E-34

6            (4)           Indenture, with exhibits             Amend. 1
                                                                Page  E-42

7            (10)          Management Agreement                 Amend. 1
                                                                Page  E-114

8            (10)          Amended Loan Agreement,
                           Consolidated Promissory Note and     Initial Filing
                           Deed to Secure Debt for $1,800,000   Page  E-125
                           loan

9            (10)          Amended Loan Agreement, Amended      Initial Filing
                           Promissory Note and Amended          Page  E-156
                           Mortgage for $1,520,000 loan

10           (10)          Loan Agreement, Promissory Note and  Initial Filing
                           Security Agreement for $840,000 loan Page  E-175

11           (5)(23)       Opinion and Consent of Lehman,       Amend. 1
                           Jensen & Donahue, L.C.               Page  E-120

12           (23)          Consent of Radin, Glass & Co., LLP   Amend. 1
                                                                Page  E-122

13           (25)          Form  T-1, Statement of Eligibility  Initial Filing
                           under the Trust Indenture Act of     Page  E-195
                           1939

14           (27)          Financial Data Schedule               *

*  Included in electronic filing only.

                      ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i)    Include  any  prospectus  required  by   section
10(a)(3) of the Securities Act;

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

           (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3)    File  a  post-effective  amendment  to  remove   from
registration any of the securities that remain unsold at the end of the offering.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, DC, on May 24, 1999.

                               IBF VI - PARTICIPATING INCOME FUND

                               By /s/ Simon A. Hershon, President

                               By /s/ David C. Chabut, Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Simon A. Hershon, Director             May 24, 1999


/s/ Ehud D. Laska, Director                May 24, 1999


/s/ Ivan M. Krasner, Director              May 24, 1999

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